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                                                                     EXHIBIT 4.2

                         UNITED PARK CITY MINES COMPANY
                           INSTRUCTIONS FOR WARRANTS

    CONSULT THE SUBSCRIPTION AGENT, YOUR BANK OR BROKER AS TO ANY QUESTIONS

              NEITHER THE WARRANTS NOR THE RIGHTS ARE TRANSFERABLE

The following instructions relate to a rights offering ("Rights Offering") by United Park City Mines Company, a Delaware corporation ("Company"), to the holders of its $0.01 par value common stock ("Common Stock") as described in the Company's Prospectus dated August ______, 1997 ("Prospectus"). Holders of record of Common Stock at the close of business on August 18, 1997 ("Record Date") are receiving one right ("Right") for each eight shares of Common Stock held by them on the Record Date. Each Right is exercisable, upon payment of $16.00 in cash ("Exercise Price"), to purchase one share of Common Stock pursuant to a basic subscription ("Basic Subscription" or "Basic Subscription Privilege"). After all Basic Subscriptions are processed, a certain number of shares may be available for oversubscription. Holders who exercise the Basic Subscription Privilege in full will be entitled to subscribe for additional shares ("Oversubscription" or "Oversubscription Privilege"), subject to allotment. If the shares available for Oversubscription are not sufficient to satisfy all Oversubscriptions, the remaining shares will be allotted based upon the number of shares subscribed for under the Oversubscription Privilege. Payment in full for all shares subscribed for in both the Basic Subscription Privilege and the Oversubscription Privilege ("Total Subscription Price") must be received (including final clearance of any checks) by the Subscription Agent by 5:00 p.m., New York City time, on September 22, 1997 ("Expiration Date").
Any refund in connection with shares subscribed for but not purchased due to the pro rata allotment will be delivered, without interest, as soon as practicable after the expiration of the Rights Offering.

The Rights will expire at 5:00 p.m., New York City time, on the Expiration Date.

The number of Rights to which you are entitled is printed on the face of your Warrant. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate form or forms on your Warrant and returning the Warrant, together with your payment, to First Chicago Trust Company of New York ("Subscription Agent") in the envelope provided.

YOUR WARRANTS MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR WARRANTS MUST BE COMPLIED WITH, AND PAYMENT OF THE TOTAL SUBSCRIPTION PRICE (INCLUDING FINAL CLEARANCE OF ANY CHECKS) MUST BE RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. YOU MAY NOT REVOKE ANY EXERCISE OF A RIGHT.

1.   EXERCISE AND SUBSCRIPTION:

     To exercise Rights, complete Form 1 on your Warrant and send your properly completed and executed Warrant, together with payment in full of the Total Subscription Price to the Subscription Agent. Please note that the number of shares subscribed for in the Basic Subscription Privilege in part (a) of Form 1 is limited to the number of Rights set forth on your Warrant. Please also note that the number of shares subscribed for in the Oversubscription Privilege in part (b) of Form 1 is also limited to the number of Rights set forth on your Warrant. IF YOU COMPLETE EITHER OF THESE SECTIONS FOR MORE THAN THE NUMBER OF RIGHTS SET FORTH ON YOUR WARRANT, YOUR ENTIRE SUBSCRIPTION WILL BE VOID. PLEASE EXERCISE CARE IN PROPERLY COMPLETING THESE SECTIONS.

     Payment of the Total Subscription Price must be made in US dollars (a) by check or bank draft drawn upon a US bank or postal, telegraphic or express money order payable to First Chicago Trust Company of New York, as Subscription Agent, or (b) by wire transfer of funds to the account maintained by the Subscription Agent for such purpose at First National Bank of Chicago, ABA No. 0710-0001-3 with further credit to Account No. 93-00007. The Total Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) the clearance of any uncertified check, (ii) the receipt by the Subscription Agent of any certified check or bank draft drawn upon a US bank or any postal, telegraphic or express money order or (iii) the receipt of good funds in the Subscription Agent's account designated above. If paying by uncertified personal check, please note that the funds paid thereby may take five or more business days to clear. Accordingly, holders of Rights who wish to pay the Total Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, money order, or wire transfer of funds. The Company may waive this condition and any other condition in its sole discretion. You may cause a written guarantee substantially in the form of Exhibit A to these instructions ("Notice of Guaranteed Delivery") from a member of a recognized securities exchange in the United States, or from a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being an "Eligible Institution"), to be received by the Subscription Agent at or prior to the Expiration Date together with payment in full of the Total Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your Warrant, the number of shares subscribed for under the Basic Subscription Privilege, the number of shares subscribed for under the Oversubscription Privilege, and that the Eligible Institution will guarantee delivery to the Subscription Agent of your properly completed and executed Warrant(s) within five New York Stock Exchange trading days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Warrant must be received by the Subscription Agent within five New York Stock Exchange trading days of the Notice of Guaranteed Delivery . Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, indicated below.

     Banks, brokers and other nominee holders of Rights who exercise Rights on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company, as to the aggregate number of Rights which have been exercised, the number of shares thereby subscribed for under the Basic Subscription Privilege, and the number of shares thereby subscribed for under the Oversubscription Privilege by each beneficial owner of Rights (which may include such nominee) on whose behalf such nominee is acting.

     The address, telephone number, and facsimile numbers of the Subscription Agent are as follows:


              IF BY MAIL:                             IF BY HAND:
   First Chicago Trust Company of          First Chicago Trust Company of
              New York                                New York
         Tenders & Exchanges                     Tenders & Exchanges
           Mail Suite 4660                 c/o The Depository Trust Company
            P.O. Box 2569                          55 Water Street
  Jersey City, New Jersey 07303-2569                   DTC TAD
                                           Vietnam Veterans Memorial Plaza
                                               New York, New York 10041

                            IF BY OVERNIGHT COURIER:
                    First Chicago Trust Company of New York
                              Tenders & Exchanges
                          14 Wall Street, 8/th/ Floor
                                   Suite 4680
                            New York, New York 10005

                        Telephone and Facsimile Numbers:
                           Telephone: (201) 324-0137
  Facsimile (for Eligible Institutions only): (201) 222-4720 or (201) 222-4721

2.   DELIVERY OF STOCK CERTIFICATES

     If the Subscription Agent receives payment and a properly completed and executed Warrant for the Basic Subscription Privilege only, stock certificates for shares subscribed for will be delivered as soon as practicable after receipt of the Warrant and clearance of the payment. As soon as practicable after termination of the Rights Offering, the Subscription Agent will mail to the remaining exercising Rights holders certificates representing shares of Common Stock. Refunds will be made, if necessary, for shares subscribed for in the Oversubscription Privilege but not issued due to the pro rata allotment. Delivery of stock certificates and any payments, without interest, for any refunds due to allotment in the Oversubscription Privilege will be made to the address shown on the face of your Warrant unless you provide instructions to the contrary on Form 2.

3.   EXECUTION:

     (a) Execution by Registered Holder. The signature on the Warrant must correspond with the name of the registered holder exactly as it appears on the face of the Warrant without any alteration or change whatsoever. Persons who sign the Warrant in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

     (b) Execution by Persons Other than Registered Holder. If the Warrant is executed by a person other than the holder named on the face of the Warrant, proper evidence of authority of the person executing the Warrant must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

     (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you specify special payment or delivery instructions pursuant to Form 2.
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4.   METHOD OF DELIVERY OF WARRANTS:

     The method of delivery of Warrants and payment of the Total Subscription Price to the Subscription Agent will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of any checks sent in payment of the Total Subscription Price prior to 5:00 p.m., New York City time, on the Expiration Date.

                                                                       EXHIBIT A
                                                                 TO INSTRUCTIONS

                         NOTICE OF GUARANTEED DELIVERY
                                      for
                                    WARRANTS
                                   issued by
                         UNITED PARK CITY MINES COMPANY

     This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated August ___, 1997 ("Prospectus") of United Park City Mines Company, a Delaware corporation ("Company"), if a holder of Rights cannot deliver the Warrant(s) evidencing the Rights to the Subscription Agent listed below at or prior to 5:00 p.m., New York City time, on September 22, 1997 ("Expiration Date"). Such form must be delivered by hand or sent by telegram, facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Offering -- Late Delivery of Warrants" in the Prospectus. Payment of the Total Subscription Price for all shares subscribed for under both the Basic Subscription Privilege and the Oversubscription Privilege must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date even if the Warrant evidencing the Rights is being delivered pursuant to the procedure for guaranteed delivery thereof.

                           The Subscription Agent is:
                    First Chicago Trust Company of New York


              IF BY MAIL:                              IF BY HAND:
    First Chicago Trust Company of          First Chicago Trust Company of
               New York                                 New York
         Tenders & Exchanges                     Tenders & Exchanges
           Mail Suite 4660                 c/o The Depository Trust Company
            P.O. Box 2569                          55 Water Street
  Jersey City, New Jersey 07303-2569                   DTC TAD
                                           Vietnam Veterans Memorial Plaza
                                               New York, New York 10041

                            IF BY OVERNIGHT COURIER:
                    First Chicago Trust Company of New York
                              Tenders & Exchanges
                          14 Wall Street, 8/th/ Floor
                                   Suite 4680
                            New York, New York 10005

                        Telephone and Facsimile Numbers:
                           Telephone: (201) 324-0137
 Facsimile (for Eligible Institutions only): (201) 222-4720 or (201) 222-4721


     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

UNITED PARK CITY MINES COMPANY


Gentlemen:

     The undersigned hereby represents that he or she is the holder of Warrant(s) representing ___________________________________ Rights and that such Warrant(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to subscribe for ___________________________ shares pursuant to the Basic Subscription Privilege and _________________________ shares pursuant to the Oversubscription Privilege with respect to the Rights represented by such Warrant(s). The undersigned understands that payment of the Total Subscription Price for shares subscribed for must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of $_________________________________, either (check appropriate box):

     [ ] is delivered herewith             [ ] is delivered separately
in the manner set forth below (check appropriate box and complete information relating thereto):
[ ] wire transfer of funds
     -- name of transferor institution ........................................
     -- date of transfer ......................................................
     -- confirmation number (if available) ....................................
[ ] uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date
[ ] certified check
[ ] bank draft (cashier's check)
[ ] money draft
     -- name of maker .........................................................
     -- date and number of check, draft or money order ........................
     -- bank on which check is drawn or issuer of money order..................


Signature(s) ...........................   Address ............................
 ........................................   ....................................
Name(s).................................   ....................................
                                           Tel. No(s). ........................

Warrant Number(s), if available ...............................................

                             GUARANTEE OF DELIVERY
                (Not to be used for Warrant signature guarantee)

   The undersigned, a member of a recognized securities exchange in the United States, or a commercial bank, or trust company having an office or correspondent in the United States, guarantees that the undersigned will deliver to the Subscription Agent the Warrant(s) representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within five New York Stock Exchange trading days after the date hereof.

 .....................................      Dated: .............................
 .....................................      ....................................
 .....................................      ....................................
             (Address)                                 (Name of Firm)

 .....................................      ....................................
   (Area Code and Telephone Number)             (Authorized Signature)

   The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Warrant(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in financial loss to such institution.